Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Fund Service Providers” and “Financial Highlights” within the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statements of Additional Information and to the use of our reports dated July 24, 2014 relating to the financial statements of Deutsche X-trackers MSCI Brazil Hedged Equity ETF, Deutsche X-trackers MSCI Germany Hedged Equity ETF, Deutsche X-trackers MSCI EAFE Hedged Equity ETF, Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF, Deutsche X-trackers MSCI Japan Hedged Equity ETF, Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF, Deutsche X-trackers MSCI Europe Hedged Equity ETF, Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF, Deutsche X-trackers MSCI Mexico Hedged Equity ETF, Deutsche X-trackers MSCI South Korea Hedged Equity ETF, Deutsche X-trackers MSCI All World ex US Hedged Equity ETF, Deutsche X-trackers Municipal Infrastructure Revenue Bond ETF, Deutsche X-trackers Regulated Utilities ETF, Deutsche X-trackers Solactive Investment Grade Subordinated Debt ETF, Deutsche X-trackers Harvest CSI 300 China A-Shares ETF, Deutsche X-trackers Harvest MSCI All China Equity ETF, and Deutsche X-trackers Harvest CSI 500 China A-Shares Small Cap ETF within the DBX ETF Trust for the fiscal year ended May 31, 2014, which is incorporated by reference in this Post-Effective Amendment No.131 and No.133 to the Registration Statement (Form N-1A No. 333-170122 and No. 811-22487) within DBX ETF Trust.

/s/ ERNST & YOUNG LLP

New York, New York

September 24, 2014